Exhibit 99

Midwest Air Group, Inc.
6744 South Howell Avenue
Oak Creek, Wisconsin 53154-1402
414-570-4000
www.midwestairlines.com
Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

July 27, 2006

MIDWEST AIR GROUP REPORTS SECOND QUARTER RESULTS

Strong Revenue Performance and Continuing Cost Controls Lead to Quarterly Profit

Summary: Second Quarter 2006 vs. Second Quarter 2005

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Operating revenue increased 34.4% to $176.9 million

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Scheduled service revenue passenger miles increased 28.6% to 1.1 billion on a 16.7% increase in capacity

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Operating income of $7.5 million vs. loss of $8.2 million

•

Net income of $8.8 million vs. loss of $8.2 million

•

Diluted earnings per share of $0.39 vs. loss of $0.47

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Revenue per available seat mile increased 15.2% to 13.05¢

•

Higher fuel prices negatively impacted operating results by $13.9 million, or $0.59 per share – diluted

Milwaukee, Wisconsin, July 27, 2006 – Midwest Air Group, Inc. (AMEX: MEH) today reported second quarter results for its Midwest Airlines and Skyway Airlines (dba Midwest Connect) operations.

“A strong increase in passengers and an improved fare environment helped offset soaring fuel costs in the quarter,” explained Timothy E. Hoeksema, chairman and chief executive officer. “This contributed to strong revenue performance, and along with improved non-fuel costs resulted in an operating profit for the quarter.”

Comparing second quarter 2006 to second quarter 2005, operating revenue increased 34.4% to $176.9 million. Operating income improved to $7.5 million from an $8.2 million loss in the second quarter of 2005, while net income improved to $8.8 million from an $8.2 million loss. (Due to accumulated losses, Midwest Air Group discontinued recording federal income tax benefit on losses in second quarter 2004 and state income tax benefit on losses in second quarter 2005. The company did not record income tax expense in 2006 results, due to accumulated losses.) Diluted earnings per share were $0.39, compared with a $0.47 loss in the same quarter a year earlier. Results for the second quarter of 2005 included a $2.2 million ($0.13 per share) accrual for engine overhaul expenses in excess of its MD-80 engine repair contract and $0.8 million ($0.04 per share) for the write-off of aircraft-related lease arranger and legal expenses.

The revenue increase reflects a 28.6% increase in passenger traffic, due to strong customer demand in response to competitive pricing, as well as schedule and service enhancements. A 6.0% increase in revenue yield was driven by a reduction in industry capacity, a series of independent fare increases by a number of airlines including Midwest, and improvements in the company’s yield management processes. Total operating expenses increased 21.2%, due primarily to the 16.7% increase in capacity, leading to increases in salary, wages and benefits; fuel expense; station costs; commissions; and aircraft rentals. Fuel expense increased $20.0 million, or 49.4% – of which $13.9 million ($0.59 per share – diluted) was related to price increases (calculated by applying 2005 prices to actual gallons consumed in 2006 and comparing the result to actual 2006 expense). Fuel expense includes the effect of hedging, which favorably affected fuel cost by $0.6 million in the quarter.

Year to date, operating revenue increased 34.5% to $327.6 million. Operating results improved to a $1.7 million loss from a $24.1 million loss in 2005, while net income improved to $0.1 million from a $24.1 million loss in the first six months last year. Diluted earnings per share rose to $0.01 from a $1.38 loss. First half 2005 results included the engine overhaul expenses and capitalized expense write-offs, as well as a litigation settlement and severance costs totaling $0.26 per share.

Midwest posted sizeable gains in market share in its Milwaukee and Kansas City hubs. In May 2006, the most recent month for which market share results are available:

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Midwest Airlines and Midwest Connect carried 51.2% of all passengers departing from Milwaukee, up from 45.7% in the same month a year earlier. In May 2006, the airlines transported 152,823 Milwaukee passengers, up 14.8% from 133,091 passengers in May 2005.

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In Kansas City, Midwest Airlines market share rose to 10.6% for May from 7.9% in the same month a year earlier. In May 2006, Midwest Airlines carried a total of 51,745 Kansas City passengers, up 43.7% from 36,003 passengers in May 2005.

Midwest Airlines

At Midwest Airlines, passenger revenue per scheduled service available seat mile increased 19.8% in second quarter 2006 compared with the same quarter a year earlier. Load factor increased 7.4 percentage points due to a 29.8% increase in passenger traffic on an 18.1% increase in capacity. Revenue yield increased 9.0%.

Into-plane fuel prices increased 30.1% in second quarter 2006, averaging $2.25 per gallon versus $1.72 per gallon in second quarter 2005, and resulted in a $12.3 million unfavorable price impact. Fuel consumption increases resulted in a $6.1 million unfavorable impact in the quarter, primarily as a result of the increase in the level of flight operations.

In the quarter, cost per available seat mile (unit costs) at Midwest Airlines increased $0.0042 to $0.1151, or 3.8% (excluding fuel, decreased $0.0055 to $0.0727, or 7.0%) compared with second quarter 2005.

Midwest Connect

At Midwest Connect, passenger revenue per scheduled service available seat mile increased 13.2% in the quarter. Passenger traffic increased 12.8% on a 1.6% increase in capacity, resulting in a 7.1 percentage point improvement in load factor, while revenue yield increased 2.0%. Cost per available seat mile increased $0.0449 to $0.2960, or 17.9% (excluding fuel, increased $0.0299 to $0.2212, or 15.6%) compared with second quarter 2005. Excluding fuel, the increase was due primarily to labor costs associated with ramp and dining services functions performed for Midwest Airlines; the transfer of ramp and dining services functions to Midwest Connect in mid-2005 has reduced the total cost of these services to Midwest Air Group. Into-plane fuel prices increased 26.8% in second quarter 2006, averaging $2.31 per gallon versus $1.82 per gallon in second quarter 2005, resulting in a $1.5 million unfavorable price impact. Fuel consumption was virtually unchanged quarter over quarter.

Note: Cost per available seat mile excluding fuel expense is an industry measurement that provides management and investors the ability to track changes in cost absent fuel-related expenses.

The company ended the quarter with $99.0 million in unrestricted cash, up from $84.7 million on June 30, 2005 and unchanged from $99.0 million at December 31, 2005. Capital spending – net of credits used to fund such spending – resulted in a cash outlay of $1.8 million for the quarter and consisted primarily of the acquisition of additional spare parts for the Boeing 717 fleet.

Highlights and Outlook

In the second quarter of 2006:

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Midwest Airlines took delivery of one Boeing 717 aircraft, completing its 717 fleet with a total of 25 aircraft. Also in the quarter, Midwest sold one MD-80 aircraft and Skyway Airlines terminated its lease on one Beech 1900D aircraft.

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The Wisconsin Supreme Court upheld a state property tax exemption for airlines operating hub facilities in Wisconsin. The decision exempts Midwest and other airlines that meet specific service criteria from Wisconsin state property taxes on aircraft and associated equipment.

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Midwest Airlines launched nonstop seasonal service between Milwaukee and San Francisco. The once-daily service, which continues through September 30, is in addition to existing year-round service between Milwaukee and San Francisco via Kansas City.

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Midwest Airlines and Midwest Connect began phasing in frequency additions in 10 markets: Milwaukee to/from Atlanta, Baltimore, Denver, Kansas City, New York La Guardia and Philadelphia, and Kansas City to/from Boston, Los Angeles, New York La Guardia and San Diego.

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Enhancements to the airline’s Web site – midwestairlines.com – enable customers to change their flights and dates, or cancel their refundable tickets, from any computer 24 hours a day.

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Midwest Miles members can earn miles on any Northwest Airlines-operated flight and redeem miles for award travel on Northwest and KLM Royal Dutch Airlines to more than 350 cities in 75 countries worldwide. Additionally, members in Northwest’s WorldPerks frequent flyer program can earn and redeem WorldPerks miles on Midwest.

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Midwest Airlines’ popular frequent flyer program was recognized in the 18th annual Freddie Awards program, the most prestigious consumer-generated awards in the travel loyalty industry. Midwest Miles was recognized for Best Customer Service and placed a close second for Program of the Year. The program also earned third place for Best Member Communications and fourth place for Best Member Web Site, Best Elite Program and Best Award Redemption.

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Midwest Miles members began earning Midwest Miles when shopping online from the 32 merchants in the new Midwest Miles Mall. Midwest Miles can be redeemed for a variety of awards – including free domestic and international travel, hotel stays, car rentals, theme park tickets and more.

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Shareholders of Midwest Air Group re-elected three directors to the airline holding company’s board of directors: Samuel K. Skinner, Elizabeth T. Solberg and Richard H. Sonnentag. Their three-year terms expire in 2009.

In the third quarter of 2006 and beyond, Midwest Airlines will add nonstop service to Florida destinations and increase frequency on popular peak-season routes.

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From Milwaukee: Midwest will offer daily nonstop service to Ft. Myers from October 14, 2006 through April 30, 2007. Additionally, it will begin nonstop service to Ft. Lauderdale on October 1, 2006; that service currently operates via Kansas City. Midwest will also add second daily nonstop roundtrips to Ft. Myers, Ft. Lauderdale and Tampa from November 16, 2006 through April 30, 2007.

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From Kansas City: Midwest will launch nonstop seasonal service between Kansas City and Ft. Myers, offering one daily roundtrip from November 1, 2006 through April 30, 2007. The airline will also add nonstop daily frequency to its Orlando and Ft. Lauderdale service. The additional Orlando service will run October 14, 2006 through April 30, 2007, while the additional Ft. Lauderdale service will be offered November 1, 2006 through April 30, 2007.

“The continuing improvement in the industry environment and the positive revenue and cost trends we’ve been experiencing are beginning to pay off,” said Hoeksema. “Although fuel costs remain a major concern, we’re doing everything possible to strengthen our business financially and provide service that encourages travelers to consistently make us their airline of choice.”

Management of Midwest Air Group will discuss these results in a conference call with industry analysts and institutional investors at 2 p.m. Eastern time today. The discussion will be available simultaneously in a listen-only mode and for the following 30 days at http://phx.corporate-ir.net/phoenix.zhtml?c=88626&p=irol-irhome.

Midwest Airlines features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering primarily to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Skyway Airlines, Inc. – Midwest’s wholly owned subsidiary – operates as Midwest Connect and offers connections to Midwest Airlines as well as point-to-point service between select markets on regional jet and turboprop aircraft. Together, the airlines offer service to 47 cities. More information is available at midwestairlines.com.

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This document contains forward-looking statements that may state the company’s or management’s intentions, hopes, beliefs, expectations or predictions for the future. Words such as “expect,” “anticipate,” “believe,” “estimate,” “goal,” “objective” or similar words are intended to identify forward-looking statements. It is important to note that the company’s actual results could differ materially from projected results due to the risk factors described in the “Risk Factors” section of Part 1 of the company’s “Annual Report on Form 10-K” for the year ended December 31, 2005.

Editor’s note: Tables follow

MIDWEST AIR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,		% Change
	2006	2005	Better/(Worse)

Operating revenues:
Passenger service	$158,457	$116,220	36.3%
Cargo	2,025	1,477	37.1%
Other	16,389	13,864	18.2%
Total operating revenues	176,871	131,561	34.4%

Operating expenses:
Salaries, wages and benefits	41,781	36,473	(14.6%)
Aircraft fuel and oil	60,599	40,555	(49.4%)
Commissions	4,836	3,482	(38.9%)
Dining services	2,235	3,042	26.5%
Station rental, landing and other fees	12,616	10,373	(21.6%)
Aircraft maintenance, materials and repairs	12,014	13,431	10.6%
Depreciation and amortization	3,732	4,078	8.5%
Aircraft rentals	15,833	12,987	(21.9%)
Other	15,687	15,326	(2.4%)
Total operating expenses	169,333	139,747	(21.2%)
Operating income (loss)	7,538	(8,186)	192.1%

Other (expense) income:
Interest income	2,088	902	131.5%
Interest expense	(823)	(892)	7.7%
Total other (expense) income	1,265	10	12550.0%

Income (loss) before income tax credit	8,803	(8,176)	207.7%
Income tax	-	-	-

Net income (loss)	$8,803	$(8,176)	207.7%

Income (loss) per common share – basic	$0.49	$(0.47)	204.4%
Income (loss) per common share – diluted	$0.39	$(0.47)	183.0%

Weighted average shares – basic	17,937,478	17,489,377
Weighted average shares – diluted	23,671,887	17,489,377

MIDWEST AIR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Six Months Ended
	June 30,		% Change
	2006	2005	Better/(Worse)

Operating revenues:
Passenger service	$289,744	$212,770	36.2%
Cargo	3,958	3,124	26.7%
Other	33,918	27,692	22.5%
Total operating revenues	327,620	243,586	34.5%

Operating expenses:
Salaries, wages and benefits	80,771	73,020	(10.6%)
Aircraft fuel and oil	113,424	75,760	(49.7%)
Commissions	8,832	6,406	(37.9%)
Dining services	4,281	4,938	13.3%
Station rental, landing and other fees	26,559	21,749	(22.1%)
Aircraft maintenance, materials and repairs	24,725	24,717	0.0%
Depreciation and amortization	7,568	8,233	8.1%
Aircraft rentals	31,201	24,559	(27.0%)
Other	32,002	28,300	(13.1%)
Total operating expenses	329,363	267,682	(23.0%)
Operating income (loss)	(1,743)	(24,096)	92.8%

Other (expense) income:
Interest income	3,536	1,634	116.4%
Interest expense	(1,673)	(1,791)	6.6%
Total other (expense) income	1,863	(157)	1286.6%

Income (loss) before income tax credit	120	(24,253)	100.5%
Income tax	-	140	(100.0%)
Net income (loss)	$120	$(24,113)	100.5%

Income (loss) per common share – basic	$0.01	$(1.38)	100.5%
Income (loss) per common share – diluted	$0.01	$(1.38)	100.5%

Weighted average shares – basic	17,770,875	17,478,137
Weighted average shares – diluted	18,927,931	17,478,137

MIDWEST AIR GROUP, INC.
OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	1,091,136	848,635	2,035,427	1,604,339
Scheduled Service Available Seat Miles (000s)	1,341,943	1,149,674	2,661,810	2,239,072
Total Available Seat Miles (000s)	1,355,156	1,161,391	2,703,490	2,272,687
Load Factor (%)	81.3%	73.8%	76.5%	71.7%
Revenue Yield	$0.1452	$0.1370	$0.1424	$0.1326
Passenger Revenue per Schd. Svc. ASM	$0.1181	$0.1011	$0.1089	$0.0950
Total Revenue per Total ASM	$0.1305	$0.1133	$0.1212	$0.1072
Total Cost per Total ASM	$0.1250	$0.1203	$0.1218	$0.1178
Total Cost per Total ASM (ex-fuel cost) (1)	$0.0802	$0.0854	$0.0799	$0.0844
Number of Flights	28,091	26,446	55,174	51,215
Into-plane Fuel Cost per Gallon	$2.25	$1.74	$2.14	$1.67
Full-time Equivalent Employees at End of Period	2,984	2,775	2,984	2,775
Aircraft in Service at End of Period	56	54	56	54

Midwest Airlines Operations
Origin & Destination Passengers	969,396	757,471	1,797,070	1,419,221
Scheduled Service Revenue Passenger Miles (000s)	1,021,628	787,011	1,907,663	1,488,306
Scheduled Service Available Seat Miles (000s)	1,244,802	1,054,049	2,470,779	2,049,351
Total Available Seat Miles (000s)	1,258,015	1,065,745	2,512,092	2,082,699
Load Factor (%)	82.1%	74.7%	77.2%	72.6%
Revenue Yield	$0.1297	$0.1190	$0.1266	$0.1153
Passenger Revenue per Schd. Svc. ASM	$0.1064	$0.0888	$0.0978	$0.0837
Total Revenue per Total ASM	$0.1208	$0.1032	$0.1120	$0.0979
Total Cost per Total ASM	$0.1151	$0.1108	$0.1116	$0.1074
Total Cost per Total ASM (ex-fuel cost) (1)	$0.0727	$0.0782	$0.0719	$0.0763
Average Passenger Trip Length (miles)	1,054	1,039	1,062	1,049
Number of Flights	13,662	11,349	26,626	21,456
Into-plane Fuel Cost per Gallon	$2.25	$1.72	$2.13	$1.66
Full-time Equivalent Employees at End of Period	2,006	1,813	2,006	1,813
Aircraft in Service at End of Period	36	32	36	32

Midwest Connect Operations
Origin & Destination Passengers	218,527	210,677	411,029	397,411
Scheduled Service Revenue Passenger Miles (000s)	69,508	61,625	127,764	116,033
Scheduled Service Available Seat Miles (000s)	97,141	95,625	191,031	189,721
Total Available Seat Miles (000s)	97,141	95,646	191,398	189,989
Load Factor (%)	71.6%	64.4%	66.9%	61.2%
Revenue Yield	$0.3740	$0.3668	$0.3771	$0.3553
Passenger Revenue per Schd. Svc. ASM	$0.2676	$0.2364	$0.2522	$0.2173
Total Revenue per Total ASM	$0.2989	$0.2509	$0.2834	$0.2281
Total Cost per Total ASM	$0.2960	$0.2510	$0.2975	$0.2506
Total Cost per Total ASM (ex-fuel cost) (1)	$0.2212	$0.1913	$0.2264	$0.1932
Average Passenger Trip Length (miles)	318	293	311	292
Number of Flights	14,429	15,097	28,548	29,759
Into-plane Fuel Cost per Gallon	$2.31	$1.82	$2.18	$1.73
Full-time Equivalent Employees at End of Period	978	962	978	962
Aircraft in Service at End of Period	20	22	20	22

(1) Non-GAAP measurement.

Note:  All statistics exclude charter operations except the following: Total Available Seat Miles ("ASMs"), Total Cost per Total ASM, Into-plane Fuel Cost, Number of Employees and Aircraft in Service. Aircraft acquired but not yet placed into service are excluded from the aircraft in service statistics.

Numbers in this table may not be recalculated due to rounding.

MIDWEST AIR GROUP, INC.
NON-GAAP FINANCIAL MEASURES

	Three Months Ended			Six Months Ended
	June 30,			March 31,
	2006	2005	%	2006	2005	%

Midwest Air Group
Total GAAP operating expenses ($000)	$ 169,333	$ 139,747	21.2%	$ 329,363	$ 267,682	23.0%
ASMs (000)	1,355,156	1,161,391	16.7%	2,703,490	2,272,687	19.0%
CASM	$ 0.1250	$ 0.1203	3.8%	$ 0.1218	$ 0.1178	3.4%

Total GAAP operating expenses ($000)	$ 169,333	$ 139,747	21.2%	$ 329,363	$ 267,682	23.0%
Less: aircraft fuel ($000)	$ 60,599	$ 40,555	49.4%	$ 113,424	$ 75,760	49.7%

Operating expenses excluding fuel ($000)	$ 108,734	$ 99,192	9.6%	$ 215,939	$ 191,922	12.5%
ASMs (000)	1,355,156	1,161,391	16.7%	2,703,490	2,272,687	19.0%
CASM excluding fuel	$ 0.0802	$ 0.0854	-6.1%	$ 0.0799	$ 0.0844	-5.4%

Midwest Airlines Operations
Total GAAP operating expenses ($000)	$ 144,737	$ 118,136	22.5%	$ 280,474	$ 223,670	25.4%
ASMs (000)	1,258,015	1,065,745	18.0%	2,512,092	2,082,699	20.6%
CASM	$ 0.1151	$ 0.1108	3.8%	$ 0.1116	$ 0.1074	4.0%

Total GAAP operating expenses ($000)	$ 144,737	$ 118,136	22.5%	$ 280,474	$ 223,670	25.4%
Less: aircraft fuel ($000)	$ 53,332	$ 34,839	53.1%	$ 99,811	$ 64,849	53.9%

Operating expenses excluding fuel ($000)	$ 91,405	$ 83,297	9.7%	$ 180,663	$ 158,821	13.8%
ASMs (000)	1,258,015	1,065,745	18.0%	2,512,092	2,082,699	20.6%
CASM excluding fuel	$ 0.0727	$ 0.0782	-7.0%	$ 0.0719	$ 0.0763	-5.7%

Midwest Connect Operations
Total GAAP operating expenses ($000)	$ 28,750	$ 24,009	19.7%	$ 56,950	$ 47,618	19.6%
ASMs (000)	97,141	95,646	1.6%	191,398	189,989	0.7%
CASM	$ 0.2960	$ 0.2510	17.9%	$ 0.2975	$ 0.2506	18.7%

Total GAAP operating expenses ($000)	$ 28,750	$ 24,009	19.7%	$ 56,950	$ 47,618	19.6%
Less: aircraft fuel ($000)	$ 7,267	$ 5,715	27.2%	$ 13,613	$ 10,910	24.8%

Operating expenses excluding fuel ($000)	$ 21,483	$ 18,294	17.4%	$ 43,337	$ 36,708	18.1%
ASMs (000)	97,141	95,646	1.6%	191,398	189,989	0.7%
CASM excluding fuel	$ 0.2212	$ 0.1913	15.6%	$ 0.2264	$ 0.1932	17.2%

Note: Numbers and totals in this table may not be recalculated due to rounding.